Exhibit 32.2

Certification of Chief Financial Officer

CERTIFICATION PURSUANT TO
SECTIONS 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)

In connection with the quarterly report of DGSE Companies, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

3)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

4)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2008

By   /s/ John Benson

John Benson, Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to DGSE Companies, Inc. and will be retained by DGSE Companies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.